    As filed with the Securities and Exchange Commission on NOVEMBER 15, 2001
                           Registration No. 333-65134


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                                      FILED
                                       ON
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                             NACCO INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                3537                              34-1505819
-------------------------------------    --------------------------------     -------------------------------
(State or Other Jurisdiction of          (PRIMARY STANDARD INDUSTRIAL         (I.R.S. Employer
Incorporation or Organization)           CLASSIFICATION CODE NUMBER)          Identification Number)



                             5875 Landerbrook Drive
                        Mayfield Heights, Ohio 44124-4017
                                 (440) 449-9600
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                  ------------


                             Charles A. Bittenbender
                  Vice President, General Counsel and Secretary
                             NACCO Industries, Inc.
                             5875 Landerbrook Drive
                        Mayfield Heights, Ohio 44124-4017
                                 (440) 449-9600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                   Copies to:
                             Thomas C. Daniels, Esq.
                           Jones, Day, Reavis & Pogue
                                   North Point
                               901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                                 (216) 586-3939

                                  ------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this registration statement.


If the securities being registered on this FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A

HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G , check the following box. [_]

If this FORM is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this FORM is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]




The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS CANNOT SELL OR ACCEPT OFFERS TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus (Subject to Completion)

Dated  NOVEMBER 15, 2001

                          OFFER BY SELLING STOCKHOLDERS
                        TO EXCHANGE UP TO 200,000 SHARES
                              CLASS A COMMON STOCK
                                       FOR
                                 200,000 SHARES
                              CLASS B COMMON STOCK
                                       OF
                             NACCO INDUSTRIES, INC.

     Under the terms of NACCO's certificate of incorporation and a stockholders' agreement, shares of Class B common stock are generally not transferable except to persons who are permitted transferees as specified in those documents. In accordance with those documents, parties to the stockholders' agreement may transfer shares of Class B common stock to the selling stockholders for shares of Class A common stock, on a share for share basis. As a result, the SELLING stockholders named in this prospectus are offering to transfer up to 200,000 shares of our Class A common stock under this prospectus on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are permitted to transfer those shares to the selling stockholders pursuant to the certificate of incorporation and stockholders' agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class B common stock transferred to the selling stockholder or selling stockholders. We will not RECEIVE any of the proceeds from these transactions.

     Our Class A common stock is listed on the New York Stock Exchange under the symbol "NC." On NOVEMBER 14, 2001, the last sale price of our Class A common stock as reported by the New York Stock Exchange was $55.70 per share. Our
Class B common stock is not publicly traded. EACH SHARE OF CLASS A COMMON STOCK IS ENTITLED TO ONE VOTE PER SHARE. EACH SHARE OF CLASS B COMMON STOCK IS ENTITLED TO TEN VOTES PER SHARE.

      PERSONS WHO RECEIVE SHARES OF CLASS A COMMON STOCK FROM THE SELLING STOCKHOLDERS MAY RESELL THOSE SHARES OF CLASS A COMMON STOCK IN BROKERAGE TRANSACTIONS ON THE NEW YORK STOCK EXCHANGE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, EXCEPT THAT THE ONE-YEAR HOLDING PERIOD REQUIREMENT OF RULE 144 WILL NOT APPLY.

                                  ------------

        PLEASE CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 5.

                                  ------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is NOVEMBER __, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed this prospectus as part of a registration statement on Form S- 4 with the Securities and Exchange Commission under the Securities Act of 1933. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of the documents' material terms. If you want a complete description of the contents of these documents, you should obtain the documents yourself by following the procedures described below.

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the Commission. Our reports and other information filed by us can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the Commission at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Section. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding us filed electronically with the Commission. The address of the site is: http://www.sec.gov. Our Class A common stock is quoted on the New York Stock Exchange and in connection therewith, reports and other information concerning us may also be inspected at the offices of the New York Stock Exchange. For further information on obtaining copies of our reports and other information concerning us at the New York Stock Exchange, please call
(212) 656-5060.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important BUSINESS AND FINANCIAL information to you by referring to other documents filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and, to some extent, supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the shares offered by this prospectus:


     o Annual Report on Form 10-K for the fiscal year ended December 31, 2000;


     o Quarterly REPORTS on Form 10-Q for the QUARTERS ended March 31, 2001, JUNE 30, 2001 AND SEPTEMBER 30, 2001; and


     o The description of Class A common stock set forth in the registration statement on Form 8-B filed June 6, 1986, and any amendment or report filed for the purpose of updating such description.

     We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of the person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for copies of those documents should be directed to NACCO Industries, Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio, 44124-4017, Attention: Secretary, telephone (440) 449-9600.

                                     SUMMARY

     This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed under "Risk Factors" and elsewhere in this prospectus. Investors should consider carefully the information set forth under the heading "Risk Factors."


NACCO


     NACCO Industries, Inc. is a holding company that owns four principal operating subsidiaries that function in three principal industries: lift trucks, housewares and lignite mining.


     NACCO MATERIALS HANDLING GROUP. NACCO Materials Handling Group consists of our wholly owned subsidiary, NMHG Holding Co., and its wholly owned subsidiaries, including NACCO Materials Handling Group, Inc. and NMHG Distribution Co. NMHG Wholesale primarily designs, engineers, manufactures and sells a full line of lift trucks and service parts marketed worldwide under the Hyster(R) and Yale(R) brand names. NMHG Retail, which is principally located in Europe and Asia-Pacific, primarily sells, leases and services Hyster and Yale lift trucks and service parts through a network of wholly owned retail dealerships.


     NACCO HOUSEWARES GROUP. NACCO Housewares Group consists of two of our wholly owned subsidiaries: Hamilton Beach/Proctor-Silex, Inc., a manufacturer and marketer of small electric motor and heat-driven appliances as well as commercial products for restaurants, bars and hotels, and The Kitchen Collection, Inc., a national specialty retailer of brand-name kitchenware, small electrical appliances and related accessories.

     NORTH AMERICAN COAL. Our wholly owned subsidiary, The North American Coal Corporation, and its affiliated coal companies mine and market lignite for use primarily as fuel for power providers. North American Coal also provides dragline mining services for a limerock quarry near Miami, Florida.

     NACCO was incorporated as a Delaware corporation in 1986 in connection with the formation of a holding company structure for a predecessor corporation organized in 1913.

         Our principal executive offices are located at 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017, and our telephone number is (440) 449-9600.


THE EXCHANGE OFFER

     THE STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE OFFERING TO TRANSFER UP TO 200,000 SHARES OF OUR CLASS A COMMON STOCK ON A SHARE FOR SHARE BASIS, UPON RECEIPT, FROM TIME TO TIME OF SHARES OF OUR CLASS B COMMON STOCK FROM HOLDERS OF CLASS B COMMON STOCK THAT ARE PERMITTED TO TRANSFER THOSE SHARES TO THE SELLING STOCKHOLDERS PURSUANT TO OUR CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS' AGREEMENT. EACH EXCHANGE WILL RESULT IN ONE OR MORE OF THE SELLING STOCKHOLDERS TRANSFERRING ONE SHARE OF CLASS A COMMON STOCK FOR EACH SHARE OF CLASS B COMMON STOCK TRANSFERRED TO THE SELLING STOCKHOLDER OR SELLING STOCKHOLDERS.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     GAIN OR LOSS WILL GENERALLY NOT BE RECOGNIZED BY NACCO STOCKHOLDERS WHO EXCHANGE SHARES OF THEIR CLASS B COMMON STOCK FOR SHARES OF CLASS A COMMON STOCK HELD BY THE SELLING STOCKHOLDERS.

     THE TAX CONSEQUENCES OF AN EXCHANGE WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR FACTS AND CIRCUMSTANCES. PERSONS ACQUIRING SHARES OF CLASS A COMMON STOCK BY EXCHANGING SHARES OF THEIR CLASS B COMMON STOCK WITH THE SELLING STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES TO THEM OF AN EXCHANGE.

SUMMARY FINANCIAL DATA

THE FINANCIAL INFORMATION BELOW AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1996, 1997, 1998, 1999 AND 2000 HAS BEEN DERIVED FROM NACCO'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS. THE FINANCIAL INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001 HAS BEEN DERIVED FROM NACCO'S UNAUDITED FINANCIAL STATEMENTS AND REFLECTS ONLY NORMAL RECURRING ADJUSTMENTS NECESSARY FOR THE FAIR PRESENTATION OF THIS INFORMATION. YOU SHOULD NOT EXPECT THE RESULTS OF OPERATIONS OF INTERIM PERIODS TO BE AN INDICATION OF RESULTS FOR A FULL YEAR. THIS INFORMATION IS ONLY A SUMMARY AND SHOULD BE READ IN CONJUNCTION WITH NACCO'S HISTORICAL FINANCIAL STATEMENTS AND THE NOTES THERETO CONTAINED IN REPORTS FILED WITH THE COMMISSION. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                                                              NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                            --------------------------------------------------------------  ----------------------
                                               1996         1997         1998         1999        2000        2000        2001
                                            -----------  -----------  -----------   ---------   ----------  ----------  ----------
                                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)

REVENUES................................      $2,302.7     $2,276.0     $2,569.3    $2,635.9     $2,871.3    $2,088.1    $1,982.7
OPERATING PROFIT........................      $  131.2     $  132.0     $  198.1    $  131.3     $  117.9    $   90.1    $   33.7

INCOME (LOSS) BEFORE EXTRAORDINARY GAIN
  AND CUMULATIVE EFFECT OF ACCOUNTING
  CHANGES...............................      $   50.6     $   61.8     $  102.3    $   54.3     $   37.8    $   31.7    $   (7.0)
EXTRAORDINARY GAIN, NET-OF-TAX..........            --           --           --          --         29.9          --          --
CUMULATIVE EFFECT OF ACCOUNTING CHANGES,
     NET-OF-TAX.........................            --           --           --        (1.2)          --          --        (1.3)
                                              --------     --------     --------    --------     --------    --------    --------
NET INCOME (LOSS).......................      $   50.6     $   61.8     $  102.3    $   53.1     $   67.7    $   31.7    $   (8.3)
                                              ========     ========     ========    ========     ========    ========    ========
TOTAL ASSETS (AS OF PERIOD END).........      $1,708.1     $1,729.1     $1,898.3    $2,013.0     $2,193.9    $2,091.5    $2,202.5
LONG-TERM DEBT (AS OF PERIOD END).......      $  333.3     $  230.2     $  256.4    $  326.3     $  450.0    $  332.9    $  233.7
STOCKHOLDERS' EQUITY (AS OF PERIOD END).      $  379.3     $  425.1     $  518.3    $  562.2     $  606.4    $  566.7    $  570.6

BASIC EARNINGS PER SHARE:
  INCOME (LOSS) BEFORE EXTRAORDINARY
    GAIN AND CUMULATIVE EFFECT OF
    ACCOUNTING CHANGES..................      $   5.67     $   7.56     $  12.56    $   6.67     $   4.63    $   3.88    $  (0.85)
  EXTRAORDINARY GAIN, NET-OF-TAX........            --           --           --          --         3.66          --          --
  CUMULATIVE EFFECT OF ACCOUNTING
    CHANGES, NET-OF-TAX.................            --           --           --       (0.15)          --          --       (0.16)
                                              --------     --------     --------    --------     --------    --------    --------
  NET INCOME (LOSS).....................      $   5.67     $   7.56     $  12.56    $   6.52     $   8.29    $   3.88     $ (1.01)
                                              ========     ========     ========    ========     ========    ========    ========
DILUTED EARNINGS PER SHARE:
  INCOME (LOSS) BEFORE EXTRAORDINARY
    GAIN AND CUMULATIVE EFFECT OF
    ACCOUNTING CHANGES..................       $   5.67    $   7.55     $  12.53    $   6.66     $   4.63    $   3.88    $  (0.85)
  EXTRAORDINARY GAIN, NET-OF-TAX........            --           --           --          --         3.66          --          --
  CUMULATIVE EFFECT OF ACCOUNTING
    CHANGES, NET-OF-TAX.................            --           --           --       (0.15)          --          --       (0.16)
                                              --------     --------     --------    --------     --------    --------    --------
  NET INCOME (LOSS).....................      $   5.67     $   7.55     $  12.53    $   6.51     $   8.29    $   3.88    $  (1.01)
                                              ========     ========     ========    ========     ========    ========    ========
PER SHARE DATA:
     CASH DIVIDENDS.....................      $  0.743     $  0.773     $  0.810    $  0.850     $  0.890    $  0.665    $  0.695
     BOOK VALUE (AS OF PERIOD END)......      $  46.34     $  52.13     $  63.83    $  68.92     $  74.21    $  69.36    $  69.63

                                  RISK FACTORS


     Prospective investors in the shares of Class A common stock offered hereby should consider carefully the following risk factors, in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus and the documents incorporated into this prospectus.

NACCO MATERIALS HANDLING GROUP

     OUR FORKLIFT BUSINESS IS CYCLICAL. ANY DOWNTURN IN THE GENERAL ECONOMY COULD ADVERSELY AFFECT OUR EARNINGS AND RESULTS OF OPERATIONS.

     Our forklift truck business historically has been cyclical. Fluctuations in the rate of orders for forklift trucks reflect the capital investment decisions of our customers, which depend to a certain extent on the general level of economic activity in the various industries that our forklift truck customers serve. Any downturn in the general economy or in the industries our forklift truck customers serve could adversely affect NACCO's business, results of operations or financial condition.

     NACCO MATERIALS HANDLING GROUP DEPENDS ON A LIMITED NUMBER OF SUPPLIERS FOR SPECIFIC CRITICAL COMPONENTS.

     NACCO Materials Handling Group depends on a limited number of suppliers for some of its critical components, including diesel and gasoline engines and cast-iron counterweights used to counterbalance some forklift trucks. Some of these critical components are imported from Japan and may be subject to inspection by the U.S. Department of Commerce. NACCO's results of operations could be adversely affected if NACCO Materials Handling Group was unable to obtain these critical components, or if the cost of these critical components were to increase significantly and NACCO Materials Handling Group was unable to pass the cost increases on to its customers.

     THE PRICING OF OUR PRODUCTS HAS BEEN AND MAY CONTINUE TO BE IMPACTED BY FOREIGN CURRENCY FLUCTUATIONS, WHICH COULD ADVERSELY AFFECT OUR EARNINGS AND RESULTS OF OPERATIONS.

     Our forklift pricing structure and that of some of our competitors is subject to the effects of fluctuations in the value of foreign currencies, including, among others, the euro, the Japanese yen and the English pound sterling. As a result, NACCO Materials Handling Group's costs and sales have historically been affected by, and may continue to be affected by, these fluctuations. These fluctuations historically have adversely affected, and in the future could continue to adversely affect, NACCO's earnings and results of operations.

     COMPETITION MAY ADVERSELY AFFECT OUR EARNINGS AND RESULTS OF OPERATIONS.

     We experience intense competition in the sale of our forklift products and services. Competition in the materials handling industry is based upon differences in product performance, price, service and distribution capability. We compete with several large international companies that operate in many markets and may have greater financial resources than us, which may enable them to commit larger amounts of capital in response to changing market conditions. Additionally, fluctuations in the value of the yen affect the ability of Japanese manufacturers of forklift trucks to compete in this industry. If we fail to compete effectively, NACCO's earnings and results of operations could be adversely affected.

WE FACE INCREASING COMPETITION BECAUSE OF SUBSTANTIAL CONSOLIDATION IN THE FORKLIFT TRUCK INDUSTRY.

     Over the past several years, the forklift truck industry has undergone substantial consolidation, and further consolidation is likely. As a result of this consolidation, the forklift truck industry could largely consist of a limited number of large manufacturers. To the extent that NACCO Materials Handling Group does not continue to be a major participant in the industry, its ability to compete effectively could be negatively impacted.

     WE RELY PRIMARILY ON OUR NETWORK OF INDEPENDENT DEALERS TO SELL OUR FORKLIFT TRUCKS. AS A RESULT WE HAVE NO DIRECT CONTROL OVER SALES BY THOSE DEALERS TO END CUSTOMERS.

     We sell most of our forklift trucks to independent dealers, which in turn sell the trucks to the customer. Forklift truck sales are therefore subject to the quality and effectiveness of those independent dealers, who are generally not subject to our direct control.

     The retirement of existing antidumping duties, or manufacturing by Japanese competitors in the United States, could adversely affect our competitive position, revenues, results of operations and financial condition.

     Certain Japanese-built ICE forklifts imported into the United States are currently subject to an antidumping duty. The duty ranges from 7.39% - 56.81% depending on the manufacturer or importer. If the antidumping duty order is retired, NACCO Material Handling Group's Japanese competitors might import forklifts trucks for sale at a cost below fair market value. If NACCO Material Handling Group lowers its prices accordingly to maintain market share, our results of operations and financial condition could be materially adversely affected. If NACCO Materials Handling Group does not lower its prices accordingly, our competitive position, revenues, results of operation and financial condition could be materially adversely affected. In addition, all of NACCO Material Handling Group's major Japanese competitors have manufacturing or assembly facilities in the United States. We cannot predict whether the domestic sourcing of forklift products from NACCO Material Handling Group's Japanese competitors will negatively impact our competitive position, revenues, operating results or financial condition.

NACCO HOUSEWARES GROUP

     THE INCREASING CONCENTRATION OF OUR HOUSEHOLD APPLIANCE CUSTOMER BASE COULD NEGATIVELY AFFECT SALES LEVELS OR PROFITS.

     Hamilton Beach/Proctor-Silex sells a substantial quantity of its products to mass merchandisers, national department stores, variety store chains, drug store chains, specialty home retailers and other retail outlets. These retailers generally purchase a limited selection of small electric appliances. As a result, Hamilton Beach/Proctor-Silex competes for retail shelf space with its competitors. As the retail industry becomes more concentrated, competition for sales to these retailers may become greater. In addition, if we were to lose any major retail customer or if a major retail customer were to go bankrupt, we might be unable to find alternate distribution sources. Any of the foregoing factors could adversely affect NACCO's earnings or results of operations.

     THE APPLIANCE INDUSTRY IS CONSOLIDATING, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR SUCCESS.

     Over the past several years, the appliance industry has undergone substantial consolidation, and further consolidation is likely. As a result of this consolidation, the appliance industry could largely consist of a limited number of large manufacturers. To the extent that Hamilton Beach/Proctor-Silex does not continue to be a major participant in the industry, its ability to compete effectively with these larger manufacturers could be negatively impacted.

     COMPETITION MAY ADVERSELY AFFECT OUR EARNINGS AND RESULTS OF OPERATIONS.

     The small electric appliance industry does not have onerous entry barriers. As a result, NACCO Housewares Group competes with many small manufacturers of housewares products. Additional competitors may also enter this market and cause competition to intensify. If we fail to compete effectively with these smaller manufacturers, NACCO's earnings and results of operations could be adversely affected.


     WE MAY EXPERIENCE QUARTERLY AND ANNUAL FLUCTUATIONS IN OUR EARNINGS AND OPERATING RESULTS IN THE FUTURE FROM OUR HOUSEWARES GROUP.

     The net sales and operating results from our HOUSEWARES GROUP may vary significantly from quarter to quarter and from year to year in the future. A number of factors, many of which are outside of our control, may cause these variations, including:


     o our ability to develop, introduce, manufacture and ship new and enhanced products in a timely manner without defects;

     o delays or reductions in customer purchases of our products in anticipation of the introduction of new and enhanced products by us or our competitors;

     o introductions of new products and product enhancements by our competitors, entry of new competitors into our markets, pricing pressures and other competitive factors;

     o ability of our suppliers to produce and deliver components and parts, including sole or limited source components, in a timely manner, in the quantity and quality desired and at the prices we have budgeted;

     o    customer acceptance of our products;

     o    timing or cancellation of customer orders and shipment scheduling;

     o    foreign currency fluctuations;

     o    fluctuations in our product mix;

     o    economic conditions; and

     o    potential obsolescence of our inventory.

     You should not rely upon the results of NACCO Housewares Group for any quarter or year as an indication of the future performance of NACCO Housewares Group.

     WE DEPEND ON CONSUMER SPENDING, WHICH FLUCTUATES FOR A VARIETY OF REASONS, INCLUDING SEASONALITY.

     Sales of our housewares products are related to consumer spending. Any downturn in the general economy would adversely affect our business. In addition, the markets for small electric appliances is highly seasonal in nature. We often recognize a substantial portion of our housewares group sales in the last half of the year. Accordingly, quarter-to-quarter comparisons of past operating results of NACCO Housewares Group are meaningful, if at all, only when comparing equivalent time periods. Any economic downturn or decrease in consumer spending could impact NACCO's earnings and results of operations.

NORTH AMERICAN COAL

     TERMINATION OF LONG-TERM MINING SALES CONTRACTS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     Substantially all of North American Coal's revenues and profits are derived from long-term mining contracts. The contracts for our project mining subsidiaries permit the customer under some conditions of default to acquire the assets or stock of the project mining subsidiary for an amount roughly equal to book value. In one case, the customer may elect to acquire the stock of the subsidiary after a specified period of time, for any reason, in exchange for payments to us on coal continued to be mined at that facility. In addition, the customer of our San Miguel lignite mine can terminate the contract for convenience at any time. If any of our long-term mining contracts were terminated, our results of operations could be adversely affected to the extent that we are unable to find alternative customers at the same level of profitability.

     OUR PROJECT MINES ARE SUBJECT TO RISKS CREATED BY CHANGES IN CUSTOMER DEMAND, INFLATIONARY ADJUSTMENTS AND TAX RATES.

     Our project mining operations, The Coteau Properties Company, The Falkirk Mining Company and The Sabine Mining Company, represented approximately 87% of the total revenues of North American Coal in 2000. We are paid for coal or mining services from these mines under long-term coal supply contracts that provide for prices based on actual cost plus an agreed pre-tax profit per ton. Project mining customers pay on a cost-plus basis only for the coal that they consume and use. As a result, reduced coal usage by our customers could have an adverse impact on NACCO's results of operations. Because of the contractual price formulas for the sale of coal and mining services by these project mining operations, the profitability of these operations is also subject to fluctuations in inflationary adjustments (or lack thereof) that can impact the profit-per-ton paid for the coal and taxes applicable to our income on that coal.

     OUR NON-PROJECT MINES ARE SUBJECT TO RISKS CREATED BY OUR CAPITAL INVESTMENT IN THE MINES AND THE COSTS OF MINING THE COAL, IN ADDITION TO RISKS CREATED BY CHANGES IN CUSTOMER DEMAND, INFLATIONARY ADJUSTMENTS AND TAX RATES.


     The balance of North American Coal's revenues, approximately 13% in 2000, is derived from our non-project mining operations, San Miguel Lignite Mining Operations, Red River Mining Company and Mississippi Lignite Mining Company, royalties and other activities. We expect this percentage to increase when THE POWER PLANT SERVICED BY our Mississippi Lignite Mining Company becomes fully operational. The profitability of our non-project mining operations is subject to the risk of loss of our investment in these mining operations, as well as increases in the cost of mining the coal. Because the costs of our non-project mining operations are not passed on to our customers, increased costs at these operations would have an adverse effect on our results of operations. These operations are also subject to customer demand, inflationary adjustments and tax risks described above with respect to our project mining operations.


     MINING OPERATIONS ARE VULNERABLE TO WEATHER AND OTHER CONDITIONS THAT ARE BEYOND OUR CONTROL.

     Many conditions beyond our control can increase or decrease use of coal by our customers. These conditions include weather and unexpected maintenance problems.

     GOVERNMENT REGULATIONS COULD IMPOSE COSTLY REQUIREMENTS ON US.

     The coal mining industry is subject to regulation by federal, state and local authorities on matters concerning the health and safety of employees, land use, permit and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Legislation mandating certain benefits for current and retired coal miners also affects the industry. Mining operations require numerous governmental permits and approvals. We may be required to prepare and present to federal, state or local authorities data pertaining to the impact that production of coal may have upon the environment. Compliance with these requirements may be costly and time-consuming.

     New legislation and/or regulations and orders may materially adversely affect our mining operations or our cost structure. New legislation, including proposals related to environmental protection that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. All of these factors could have a material adverse effect on NACCO's business, financial condition and results of operations.

     WE ARE SUBJECT TO FEDERAL AND STATE MINING REGULATIONS, WHICH PLACE A BURDEN ON US.

     Federal and state statutes require North American Coal to restore mine property in accordance with specified standards and an approved reclamation plan, and require that North American Coal obtain and periodically renew permits for mining operations. We expense the cost of reclaiming current mine disturbance which is performed before final mine closure. In addition, we are subject to significant long-term liabilities relating to closed mines that had been operated by Bellaire Corporation, a non-operating subsidiary of NACCO. These liabilities reflect amounts owed to the United Mine Workers of American Combined Benefit Fund arising as a result of the Coal Industry Retiree Health Benefit Act of 1992, which requires Bellaire Corporation to incur costs for medical expenses of some United Mine Workers retirees and their dependents. Although our management believes that appropriate accruals have been taken for all expected reclamation and other costs associated with closed mines, our future operating results would be adversely affected if our accruals for these costs are later determined to be insufficient or if changed conditions or revised assumptions require a change in these reserves.

     OUR OPERATIONS ARE IMPACTED BY THE CLEAN AIR ACT AMENDMENTS ON COAL CONSUMPTION.

     The Federal Clean Air Act, including the Clean Air Act Amendments of 1990, and corresponding state laws that regulate emissions of materials into the air, affect coal mining operations both directly and indirectly. Measures intended to improve air quality could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. Any reduction in coal's share of the capacity for power generation could have a material adverse effect on NACCO's business, financial condition and results of operations. We cannot predict how present or future regulations will affect the coal industry in general and us in particular. It is possible that the new air quality standards under the Clean Air Act and any other future regulatory provisions will materially increase our costs of doing business.

     The Clean Air Act affects coal mining operations indirectly by extensively regulating the emissions of sulfur dioxide, nitrogen oxide and other substances by coal-fueled utility power plants, which are our primary customers. The limits on sulfur dioxide emissions were reduced in 2000 when Phase II under the 1990 Clean Air Act Amendments took effect. We currently cannot determine completely how the implementation of the stricter Phase II emission limits will affect us. We believe the consumption of non-compliant coal is likely to decrease as more coal-fueled utility power plants become subject to the lower sulfur dioxide and other emission limits, which may have an adverse effect on our revenues.

     The Clean Air Act Amendments could also require utilities in areas where ozone levels are a problem to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. Installation of this technology and additional control measures required under a proposed implementation plan will make it more costly to operate coal-fueled utility power plants.

     Because coal mining operations emit particulate matter, our mining operations may be affected directly when the states revise their implementation plans to comply with the stricter standards for particulate matter and ozone. State and federal regulations relating to the new standards may restrict our ability to develop new mines or could require us to modify our existing operations. The extent of the potential direct impact of the new standards on the coal industry will depend on the policies and control strategies associated with the state implementation process, but could increase our costs of doing business.

     WE ARE SUBJECT TO THE HIGH COSTS AND RISKS INVOLVED IN THE DEVELOPMENT OF INTERNATIONAL COAL MINING PROJECTS.

     From time to time North American Coal seeks to develop international coal mining projects. The costs and risks associated with such projects can be substantial.

GENERAL

     THE VOTING POWER OF HOLDERS OF CLASS B COMMON STOCK WHO TRANSFER THEIR SHARES TO THE SELLING STOCKHOLDERS AND RECEIVE SHARES OF CLASS A COMMON STOCK WILL DIMINISH.

     Holders of Class B common stock have ten votes per share of Class B common stock, while holders of Class A common stock have one vote per share of Class A common stock. Holders of Class B common stock who transfer their shares, on a share for share basis, to the selling stockholders in exchange for shares of Class A common stock will reduce their voting power.


     THE VOTING POWER OF THE SELLING STOCKHOLDERS WILL INCREASE IF THE SELLING STOCKHOLDERS EXCHANGE THEIR SHARES OF CLASS A COMMON STOCK FOR SHARES OF CLASS B COMMON STOCK IN THE EXCHANGE OFFERS.

     IF HOLDERS OF CLASS B COMMON STOCK TRANSFER THEIR SHARES OF CLASS B COMMON STOCK TO THE SELLING STOCKHOLDERS, THE VOTING POWER OF THE SELLING STOCKHOLDERS WILL INCREASE. IF ALL SHARES OF CLASS A COMMON STOCK OFFERED BY THIS PROSPECTUS ARE EXCHANGED FOR SHARES OF CLASS B COMMON STOCK AND THE SELLING STOCKHOLDERS ACT TOGETHER WHEN VOTING THEIR SHARES OF CLASS B COMMON STOCK, THEY WILL CONTROL THE OUTCOME OF ANY CLASS VOTE OF THE CLASS B COMMON STOCK.


     WE MAY BECOME SUBJECT TO CLAIMS REGARDING FOREIGN LAWS AND REGULATIONS, WHICH MAY BE EXPENSIVE, TIME CONSUMING AND DISTRACTING.

     Because we have employees, property and business operations in the United States and, with respect to NACCO Materials Handling Group and NACCO Housewares Group, elsewhere, we are subject to the laws and the court systems of many jurisdictions. We may become subject to claims outside the United States based in foreign jurisdictions for violations of their laws with respect to our foreign operations of NACCO Materials Handling Group and NACCO Housewares Group. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. As a result, any of these risks could have a material adverse effect on NACCO's business, financial condition and results of operations.

     THE LOSS OF KEY PERSONNEL COULD IMPAIR OUR SUCCESS.

     We benefit from the leadership and experience of our senior management team and we depend on their continued services in order to successfully conduct our business. The loss of key personnel could adversely affect NACCO's financial condition, earnings and results of operations.

     THE AMOUNT AND FREQUENCY OF DIVIDEND PAYMENTS MADE ON OUR COMMON STOCK COULD CHANGE.

     The Board of Directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether or not to pay dividends and the amount of any dividends are based on our earnings, capital, future expense requirements, financial conditions and other factors that the

Board of Directors considers important. Accordingly, holders of our common stock should not rely on payment of dividends in a particular amount, or at all.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated herein by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend for these forward-looking statements to be covered by the safe harbor for forward-looking statements in these sections. These forward-looking statements include, without limitation, statements about our market opportunity strategies, competition, expected activities and investments, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as "believe," "anticipate," "plan," "seek," "expect," "intend," and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions. Our actual results could be materially different or worse from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors and uncertainties described above and elsewhere in this prospectus. In addition, the following risks and uncertainties with respect to our subsidiaries' operations include, among others, the following:

     NACCO Materials Handling Group:


     o changes in demand for lift trucks and related service parts on a worldwide basis, ESPECIALLY IN THE U.S. WHERE NACCO MATERIALS HANDLING GROUP DERIVES A MAJORITY OF ITS SALES,


     o    changes in sales prices,

     o delays in delivery or changes in costs of raw materials or sourced products and labor,

     o    delays in manufacturing and delivery schedules,

     o exchange rate fluctuations, changes in foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which NACCO Materials Handling Group operates and/or sells products,


     o product liability or other litigation, warranty claims or returns of products,

     o DELAYS IN OR INCREASED COSTS OF THE DANVILLE, ILLINOIS, MANUFACTURING PLANT PHASE-OUT AND EUROPEAN RESTRUCTURING PROGRAMS,

     o ACQUISITIONS AND/OR DISPOSITIONS of dealerships by NACCO Materials Handling Group,


     o    costs related to the integration of acquisitions,


     o THE IMPACT OF THE CONTINUING INTRODUCTION OF THE EURO, INCLUDING increased competition, foreign currency exchange movements and/or changes in operating costs, AND

     o UNCERTAINTIES REGARDING THE IMPACT THE RECENT TERRORIST ACTIVITIES MAY HAVE ON THE ECONOMY OR THE PUBLIC'S CONFIDENCE IN GENERAL.


     NACCO Housewares Group:

     o changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric appliances,

     o    bankruptcy of or loss of major retail customers or suppliers,


     o    changes in costs of raw materials or sourced products,

     o delays in delivery or the unavailability of raw materials or key component parts,

     o exchange rate fluctuations, changes in the foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which Hamilton Beach/Proctor-Silex buys, operates and/or sells products,


     o product liability, regulatory ACTIONS or other litigation, warranty claims or returns of products,


     o    increased competition,


     o customer acceptance OF, changes in costs OF, or delays in the development of NEW PRODUCTS, INCLUDING the General Electric-branded products to be sold to Wal-Mart and new home environment products,

     o weather conditions or OTHER EVENTS that would affect the number of customers visiting Kitchen Collection stores, AND

     o UNCERTAINTIES REGARDING THE IMPACT THE RECENT TERRORIST ACTIVITIES MAY HAVE ON THE ECONOMY OR THE PUBLIC'S CONFIDENCE IN GENERAL.


     North American Coal:

     o weather conditions and other events that would change the level of customers' fuel requirements,

     o weather or equipment problems that could affect lignite deliveries to customers,

     o    changes in maintenance, fuel or other similar costs,

     o    costs to pursue international opportunities,


     o FURTHER delays in ACHIEVING COMMERCIAL OPERATIONS at Mississippi Lignite Mining COMPANY CUSTOMER'S POWER PLANT, and

     o changes in the U.S. economy or in the power industry that would affect demand for North American Coal's EASTERN U.S. underground reserves.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the EXCHANGE of any shares by the selling stockholders.


                              SELLING STOCKHOLDERS


     The following table sets forth, AS OF OCTOBER 31, 2001, certain information with respect to the selling stockholders, including:


     o    the name of each selling stockholder;

     o the number of shares of Class A common stock owned by each selling stockholder both immediately prior to and following the sale of shares offered by this prospectus;

     o the percentage ownership of each selling stockholder immediately following the sale of shares offered by this prospectus; and


     o the maximum number of shares of Class A common stock offered FOR EXCHANGE by each selling stockholder by this prospectus.



     A TOTAL OF 200,000 SHARES OF CLASS A COMMON STOCK IS BEING OFFERED BY THIS PROSPECTUS. ALFRED M. RANKIN, JR., THOMAS T. RANKIN, CLAIBORNE R. RANKIN AND ROGER F. RANKIN, OR IN EACH CASE THEIR REVOCABLE TRUSTS, ARE EACH OFFERING TO EXCHANGE 50,000 SHARES OF CLASS A COMMON STOCK. BECAUSE EACH INDIVIDUAL OR HIS REVOCABLE TRUST WILL OFFER TO EXCHANGE THE SHARES, BOTH THE INDIVIDUAL AND HIS TRUST ARE LISTED SEPARATELY IN THE TABLE BELOW. HOWEVER, EACH INDIVIDUAL, TOGETHER WITH HIS REVOCABLE TRUST, WILL ONLY OFFER TO EXCHANGE A TOTAL OF 50,000 SHARES OF CLASS A COMMON STOCK AND, ACCORDINGLY, AN AGGREGATE OF 200,000 SHARES IS BEING OFFERED FOR EXCHANGE BY THIS REGISTRATION STATEMENT.

     Because the selling stockholders may offer all, a portion or none of the Class A common stock offered by this prospectus, we cannot assure you as to the number of shares of Class A common stock that will be held by the selling stockholders immediately following the offering. THE TABLE BELOW ASSUMES THAT THE BENEFICIAL OWNERSHIP FOR EACH INDIVIDUAL SELLING STOCKHOLDER, INCLUDING SHARES HELD BY HIS REVOCABLE TRUST, WILL DECREASE BY an aggregate of 50,000 shares OF CLASS A common stock.



                                                                                                      Percentage
                                                                      Shares             SHARES       of Shares
                                                      Shares          Offered          BENEFICIALLY   Owned
                                                   Beneficially       Pursuant            OWNED       After
                                                   Owned Before       to this          AFTER THIS     this
Name                            Title of Class    this Offering        Offering         OFFERING      Closing
----                            --------------    -------------       -----------      ------------   -----------

Alfred M. Rankin, Jr. (1)           Class A         1,091,478             50,000         1,041,478      15.88%
Alfred M. Rankin, Jr., as           Class A           165,487             50,000           115,487       1.76%
Trustee of the Alfred M.
Rankin Jr. Revocable Trust
dated September 28, 2000
(the "Alfred Rankin Trust)
(1)


Thomas T. Rankin (2)                Class A           830,266             50,000           780,266      11.90%

National City Bank, as              Class A            83,871             50,000            33,871       0.52%
Trustee under the Agreement
dated December 29, 1967, as
supplemented, amended and
restated, with Thomas T.
Rankin creating a trust for
the benefit of Thomas Rankin
(the "Thomas Rankin Turst")
(2)

Claiborne R. Rankin (3)             Class A           841,072             50,000           791,072      12.06%

National City Bank, as              Class A            76,601             50,000            26,601       0.41%
Trustee under the Agreement
dated June 22, 1971,, as
supplemented, amended and
restated, with Claiborne R.
Rankin creating a trust for
the benefit of Claiborne
Rankin (the "Claiborne
Rankin Trust") (3)

Roger F. Rankin (4)                 Class A           859,975             50,000           809,975      12.35%

National City Bank, as              Class A           115,137             50,000            65,137       0.99%
Trustee under the Agreement
dated September 11, 1973, as
supplemented, amended and
restated, with Roger F.
Rankin creating a trust for
the benefit of Roger Rankin
(the "Roger Rankin Trust")(4)


     (1)  Alfred M. Rankin, Jr.:

     o shares with National City Bank, a national banking association, the power to vote and dispose of 2,000 shares of Class A common stock pursuant to an agreement with his mother, creating a charitable trust for 20 years and then for the benefit of her grandchildren;

     o shares with National City Bank the power to vote and dispose of 38,400 shares of Class A common stock pursuant to an agreement with his mother, creating a trust for the benefit of her grandchildren;

     o shares with National City Bank the power to vote and dispose of 26,608 shares of Class A common stock held by the A.M. Rankin GST Trust A for the benefit of Alfred M. Rankin, Sr.'s grandchildren;

     o shares with his child the power to vote and dispose of 29,766 shares of Class A common stock held in trust for the benefit of that child;

     o shares with a second child the power to vote and dispose of 29,766 shares of Class A common stock held in trust for the benefit of that child;

     o shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 738,295 shares of Class A common stock held by the partnership;

     o has the sole power to vote and dispose of 165,487 shares of Class A common stock under the Alfred Rankin Trust;

     o shares with National City Bank the power to vote and dispose of 30,000 shares of Class A common stock held in a revocable trust for the benefit of his mother;

     o has the sole power to vote and dispose of an additional 14,000 shares of Class A common stock held by him directly; and

     o is deemed to share with his spouse the power to vote and dispose of 17,156 shares of Class A common stock owned by his spouse.

An aggregate of 50,000 shares of Class A common stock are offered to be exchanged by Mr. Alfred M. Rankin, Jr. pursuant to this prospectus, consisting of shares held directly by Mr. Rankin or shares currently held by the Alfred Rankin Trust. Mr. Rankin, as a trustee, may choose to conduct exchanges through the Alfred Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Alfred Rankin Trust to conduct any exchange by him directly. Mr. Alfred M. Rankin, Jr. is the Chairman, President and Chief Executive Officer of NACCO.

     (2) Thomas T. Rankin:


     o has sole power to vote and dispose of 83,871 shares of Class A common stock under the Thomas Rankin Trust;


     o has sole power to vote and dispose of 2,900 shares of Class A common stock held by Mr. Rankin as custodian for his child;

     o is deemed to share with his spouse the power to vote and to dispose of 2,900 shares of Class A common stock owned by his spouse and 500 shares of Class A common stock held by his spouse as custodian for a their child;


     o shares as co-trustee with a second child of a trust for the benefit of that child the power to vote and dispose of 1,800 shares of Class A common stock; and


     o shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 738,295 shares of Class A common stock held by the partnership.

An aggregate of 50,000 shares of Class A common stock are offered to be exchanged by Mr. Thomas Rankin pursuant to this prospectus, consisting of shares currently held by the Thomas Rankin Trust. Mr. Rankin may choose to conduct exchanges through the Thomas Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Thomas Rankin Trust to conduct any exchange by him directly.

     (3) Claiborne R. Rankin:

     o has sole power to vote and dispose of 76,601 shares of Class A common stock under the Claiborne Rankin Trust;

     o is deemed to share, as trustee, the power to vote and dispose of 6,160 shares of Class A common stock held in trust for the benefit of his child;

     o has sole power to vote and dispose of 4,200 shares of Class A common stock held by Mr. Rankin as custodian for a second child;

     o is deemed to share, as trustee, the power to vote and dispose of 7,716 shares of Class A common stock held in trust for the benefit of a third child;

     o is deemed to share with his spouse the power to vote and dispose of 8,100 shares of Class A common stock owned by his spouse; and

     o shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 738,295 shares of Class A common stock held by the partnership.

An aggregate of 50,000 shares of Class A common stock are offered to be exchanged by Mr. Claiborne Rankin pursuant to this prospectus, consisting of shares currently held by the Claiborne Rankin Trust. Mr. Rankin may choose to conduct exchanges through the Claiborne Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Claiborne Rankin Trust to conduct any exchange by him directly.

     (4) Roger F. Rankin:

     o has sole power to vote and dispose of 115,137 shares of Class A common stock under the Roger Rankin Trust;

     o is deemed to share with his spouse the power to vote and dispose of 3,015 shares of Class A common stock held in trust for their child, and 1,128 shares of Class A Common held in trust for a second child held by his spouse as trustee of both trusts;

     o is deemed to share with his spouse the power to vote and dispose of 2,400 shares of Class A common stock owned by his spouse; and

     o shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 738,295 shares of Class A common stock held by the partnership.

An aggregate of 50,000 shares of Class A common stock are offered to be exchanged by Mr. Roger Rankin pursuant to this prospectus, consisting of shares currently held by the Roger Rankin Trust. Mr. Rankin may choose to conduct exchanges through the Roger Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Roger Rankin Trust to effect any exchange by him directly.

     Each of the selling stockholders is a party to the Stockholders' Agreement, dated as of March 15, 1990, as amended, by and among NACCO, the selling stockholders and the additional signatories that are a party thereto. Rankin Management, Inc. is the managing partner of Rankin Associates II, L.P. The beneficial stockholders, executive officers and directors of Rankin Management, Inc. consist of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin.


     WE HEREBY INCORPORATE BY REFERENCE TO OUR PROXY STATEMENT, DATED MARCH 30, 2001, INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR VOTING SECURITIES BY:

     o PERSONS KNOWN TO US TO BENEFICIALLY OWN MORE THAN 5% OF ANY CLASS OF OUR VOTING SECURITIES;

     o    EACH OF OUR DIRECTORS AND NAMED EXECUTIVE OFFICERS; AND

     o    ALL OF OUR DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP.

                               THE EXCHANGE OFFER


     Under the terms of NACCO's certificate of incorporation and a Stockholders' Agreement, dated as of March 15, 1990, as amended, shares of Class B common stock are generally not transferable. However, pursuant to the terms of the stockholders' agreement, to which each of the selling stockholders is a party, and NACCO's certificate of incorporation, qualifying holders of Class B common stock may transfer shares of Class B common stock to the selling stockholders, on a share-for-share basis, in exchange for an equal number of shares of Class A common stock. The selling stockholders are offering to exchange up to 200,000 shares of Class A common stock with qualifying holders of Class B common stock. The selling stockholders may offer to exchange any or all of the shares of Class A common stock covered by this prospectus from time to time in varying amounts. The selling stockholders have indicated that, in general, if one or more of them offers to exchange any shares of Class A common stock, then they will participate equally in the exchange. As a result, we anticipate that each of them would be given the opportunity to exchange Class A common stock for 25% of the aggregate number of Class B common stock to be exchanged by a qualifying holder. If, however, any of the selling stockholders does not have a sufficient number of shares of Class A common stock or elects to participate in an exchange at a less than equal level or not at all, then the other selling stockholders will allocate the Class A common stock to be exchanged under this prospectus as they may agree among themselves, up to 100% participation by a single selling stockholder. At the time a particular exchange of shares of Class A common stock is made by one or more selling stockholders, to the extent required, a prospectus supplement will be distributed that will set forth the identity of the selling stockholders, the aggregate number of shares of Class A common stock being exchanged, the name or names, if any, of broker-dealers, agents or underwriters, any discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the applicable selling stockholders.

     In order to be a qualifying holder of Class B common stock for purposes of this prospectus, the holder must be permitted to transfer shares of Class B common stock to the selling stockholders under NACCO's certificate of incorporation. We will require from each holder of Class B common stock, in connection with any exchange of Class B common stock to the selling stockholder, documents that evidence the permitted nature of the exchange under NACCO's certificate of incorporation.


     THE CLASS A COMMON STOCK OFFERED FOR EXCHANGE BY THE SELLING STOCKHOLDERS IS ENTITLED TO ONE VOTE PER SHARE. THE CLASS B COMMON STOCK WHICH WILL BE TRANSFERRED TO THE SELLING STOCKHOLDERS IS ENTITLED TO TEN VOTES PER SHARE.

     PERSONS WHO RECEIVE SHARES OF CLASS A COMMON STOCK FROM THE SELLING STOCKHOLDERS MAY RESELL THOSE SHARES OF CLASS A COMMON STOCK IN BROKERAGE TRANSACTIONS ON THE NEW YORK STOCK EXCHANGE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, EXCEPT THAT THE ONE-YEAR HOLDING PERIOD REQUIREMENT OF RULE 144 WILL NOT APPLY.


     Any broker-dealers, agents or underwriters that participate in the distribution of the shares of Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with the securities laws of specific states, sales of shares of Class A common stock covered by this prospectus to qualifying holders of Class B common stock in some states may be made only through broker-dealers who are registered or licensed in those states.

     We have been advised by the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with an agent, broker-dealer or underwriter for the sale of the shares of Class A common stock covered by this prospectus owned by them.

     Agents, broker-dealers and underwriters involved in the transactions contemplated by this prospectus may engage in transactions with, and perform investment banking and advisory services for us.

     Agents, broker-dealers and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which those agents, broker-dealers or underwriters may be required to make.


                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DISCUSSES THE SPECIFIED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN EXCHANGE BY HOLDERS OF SHARES OF CLASS B COMMON STOCK OF NACCO FOR SHARES OF CLASS A COMMON STOCK OF NACCO PURSUANT TO THIS PROSPECTUS. NO RULING HAS BEEN OR WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE CONCERNING THE TAX CONSEQUENCES OF AN EXCHANGE. PERSONS ACQUIRING SHARES OF CLASS A COMMON STOCK BY EXCHANGING SHARES OF THEIR CLASS B COMMON STOCK WITH THE SELLING STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN EXCHANGE TO THEM, INCLUDING THE EFFECTS OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     TAX CONSEQUENCES OF AN EXCHANGE

     SUBJECT TO THE FOLLOWING ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS, IN THE OPINION OF JONES, DAY, REAVIS & POGUE, COUNSEL TO NACCO, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES:

     o GAIN OR LOSS WILL GENERALLY NOT BE RECOGNIZED BY THE HOLDERS OF SHARES OF CLASS B COMMON STOCK UPON THE EXCHANGE OF THEIR SHARES OF CLASS B COMMON STOCK FOR SHARES OF CLASS A COMMON STOCK PURSUANT TO THIS PROSPECTUS;

     o THE AGGREGATE ADJUSTED TAX BASIS OF THE SHARES OF CLASS A COMMON STOCK RECEIVED IN AN EXCHANGE FOR SHARES OF CLASS B COMMON STOCK PURSUANT TO THIS PROSPECTUS WILL BE EQUAL TO THE AGGREGATE ADJUSTED BASIS OF THE SHARES OF CLASS B COMMON STOCK EXCHANGED FOR THOSE SHARES OF CLASS A COMMON STOCK; AND

     o THE HOLDING PERIOD OF THE SHARES OF CLASS A COMMON STOCK RECEIVED IN AN EXCHANGE FOR SHARES OF CLASS B COMMON STOCK PURSUANT TO THIS PROSPECTUS WILL INCLUDE THE HOLDING PERIOD OF THE HOLDER'S SHARES OF CLASS B COMMON STOCK EXCHANGED FOR THAT CLASS A COMMON STOCK.

     CONSIDERATIONS WITH RESPECT TO DISCUSSION AND TAX OPINION

     THE TAX OPINION OF JONES, DAY, REAVIS & POGUE IS AND WILL BE SUBJECT TO THE FOLLOWING ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS:

     THE OPINION ADDRESSES ONLY THE SPECIFIED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN EXCHANGE. IT DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF AN EXCHANGE.

     THE OPINION DOES NOT ADDRESS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR STOCKHOLDER IN LIGHT OF HIS, HER OR ITS PERSONAL INVESTMENT CIRCUMSTANCES OR TO STOCKHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING, WITHOUT LIMITATION, (1) CERTAIN UNITED STATES EXPATRIATES, (2) STOCKHOLDERS THAT HOLD NACCO CLASS A OR CLASS B COMMON STOCK AS PART OF A STRADDLE, APPRECIATED FINANCIAL POSITION, HEDGE, CONVERSION TRANSACTION OR OTHER INTEGRATED INVESTMENT, (3) FINANCIAL INSTITUTIONS, (4) TAX-EXEMPT ENTITIES, (5) INSURANCE COMPANIES, (6) DEALERS IN SECURITIES OR FOREIGN CURRENCY, (7) TRADERS

THAT MARK-TO-MARKET, (8) STOCKHOLDERS WHO ACQUIRED THEIR SHARES OF CLASS B COMMON STOCK THROUGH THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR THROUGH A TAX-QUALIFIED RETIREMENT PLAN, AND (9) FOREIGN CORPORATIONS, FOREIGN PARTNERSHIPS OR OTHER FOREIGN ENTITIES AND INDIVIDUALS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES.

     THE OPINION DOES NOT ADDRESS TAX CONSEQUENCES THAT ARISE FROM RULES THAT APPLY GENERALLY TO ALL TAXPAYERS FROM THE OWNERSHIP OF CLASS A OR CLASS B COMMON STOCK OR THE TAX CONSEQUENCES ASSUMED TO BE GENERALLY KNOWN BY INVESTORS. THE OPINION DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN AN EXCHANGE PURSUANT TO THIS PROSPECTUS.

     THE OPINION IS BASED UPON THE UNITED STATES INTERNAL REVENUE CODE OF 1986, TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND JUDICIAL DECISIONS ALL IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT, AND WHICH ARE SUBJECT TO DIFFERING INTERPRETATIONS. JONES, DAY, REAVIS & POGUE ASSUMES NO OBLIGATION TO ADVISE NACCO OR THE HOLDERS OF CLASS B COMMON STOCK OF SUCH CHANGES.

     THE OPINION ASSUMES THAT HOLDERS OF CLASS B COMMON STOCK HOLD THEIR STOCK AS A CAPITAL ASSET WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE.

     THE OPINION ASSUMES THAT EACH EXCHANGE OF CLASS B COMMON STOCK FOR CLASS A COMMON STOCK WILL BE CONSUMMATED IN ACCORDANCE WITH THE DESCRIPTIONS CONTAINED IN THIS PROSPECTUS.

     THE OPINION ASSUMES THAT THE FAIR MARKET VALUE OF THE CLASS A COMMON STOCK TO BE RECEIVED IN ANY EXCHANGE AND THE FAIR MARKET VALUE OF THE CLASS B COMMON STOCK TO BE DELIVERED IN ANY EXCHANGE WILL BE APPROXIMATELY EQUAL IN VALUE.

     THE OPINION ASSUMES THAT NONE OF THE CLASS B COMMON STOCK TRANSFERRED TO ANY SELLING STOCKHOLDER IN ANY EXCHANGE WILL BE SUBJECT TO A LIABILITY, AND NO SELLING STOCKHOLDER THAT IS A PARTY TO ANY EXCHANGE WILL ASSUME ANY LIABILITIES OF A HOLDER OF CLASS B COMMON STOCK IN CONNECTION WITH THE EXCHANGE.

         THE OPINION ASSUMES THAT NACCO AND THE HOLDERS OF CLASS B COMMON STOCK WHO TRANSFER THEIR SHARES PURSUANT TO AN EXCHANGE WILL EACH PAY THEIR RESPECTIVE EXPENSES, IF ANY, INCURRED IN CONNECTION WITH AN EXCHANGE.

     THE OPINION ASSUMES THAT THE REPRESENTATIONS CONTAINED IN A TAX CERTIFICATION LETTER ADDRESSED TO JONES, DAY, REAVIS & POGUE FROM NACCO, AS WELL AS THE ASSUMPTIONS SET FORTH IN THE PRECEDING PARAGRAPHS, ARE ACCURATE AT ALL MATERIAL TIMES, INCLUDING THE DATE OF ANY EXCHANGE PURSUANT TO THIS PROSPECTUS. THE REPRESENTATIONS CONTAINED IN THE TAX CERTIFICATION LETTER ARE STATEMENTS OF FACT MATERIAL TO THE DETERMINATION AS TO WHETHER GAIN OR LOSS WILL BE RECOGNIZED AS A RESULT OF AN EXCHANGE.

     THE OPINION OF JONES, DAY, REAVIS & POGUE IS NOT BINDING ON THE INTERNAL REVENUE SERVICE AND DOES NOT PRECLUDE IT FROM ADOPTING A CONTRARY POSITION. IN ADDITION, IF ANY OF THE REPRESENTATIONS OR ASSUMPTIONS UPON WHICH THE DISCUSSION AND OPINION RELY ARE INCONSISTENT WITH THE ACTUAL FACTS, THE CONCLUSIONS REACHED THEREIN COULD BE ADVERSELY AFFECTED.

                                  LEGAL MATTERS


     The validity of the shares of Class A common stock offered FOR EXCHANGE hereby HAS BEEN passed upon for NACCO by Charles A. Bittenbender, its Vice President, General Counsel and Secretary.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2000 have been audited by Arthur Andersen LLP, independent auditors, as stated in its reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE REPORTS AND OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON MAKES A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION...............................................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................2
SUMMARY...........................................................................................................3
RISK FACTORS......................................................................................................5
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS...........................................................12
USE OF PROCEEDS..................................................................................................14
SELLING STOCKHOLDERS.............................................................................................14
THE EXCHANGE OFFER ..............................................................................................18
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ...................................................................19
LEGAL MATTERS....................................................................................................20
EXPERTS..........................................................................................................21




                         OFFER BY SELLING STOCKHOLDERS
                        TO EXCHANGE UP TO 200,000 SHARES
                              CLASS A COMMON STOCK
                                       FOR
                                 200,000 SHARES
                              CLASS B COMMON STOCK
                                       OF
                             NACCO INDUSTRIES, INC.


                                   PROSPECTUS


                               NOVEMBER __, 2001


             ------------------------------------------------------
             ------------------------------------------------------

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following sets forth estimated expenses to be incurred by NACCO Industries, Inc. in connection with the offering described in this registration statement.


Securities and Exchange Commission registration fee......................$ 3,881
Accounting fees and expenses............................................*$10,000
Legal fees and expenses (not including Blue Sky)........................*$15,000
Blue Sky fees and expenses..............................................*$ 5,000
Miscellaneous expenses..................................................*$ 1,119
Total...................................................................*$35,000


-----

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-Laws provide in Article VI that the Company will indemnify its directors, officers and employees and each person who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute.

     Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following Exhibits are filed herewith and made a part hereof:


Exhibit
Number            Description of Document
------            -----------------------
3.1      RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY IS INCORPORATED BY
         REFERENCE TO EXHIBIT 3(i) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K
         FOR THE FISCAL YEAR ENDED DECEMBER 31, 1992, COMMISSION FILE NUMBER
         1-9172.

3.2      RESTATED BY-LAWS OF THE COMPANY ARE INCORPORATED BY REFERENCE TO
         EXHIBIT 3(ii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
         FISCAL YEAR ENDED DECEMBER 31, 1992, COMMISSION FILE NUMBER 1-9172.

4.1      THE COMPANY BY THIS FILING AGREES, UPON REQUEST, TO FILE WITH THE
         SECURITIES AND EXCHANGE COMMISSION THE INSTRUMENTS DEFINING THE RIGHTS
         OF HOLDERS OF LONG-TERM DEBT OF THE COMPANY AND ITS SUBSIDIARIES WHERE
         THE TOTAL AMOUNT OF SECURITIES AUTHORIZED THEREUNDER DOES NOT EXCEED
         10% OF THE TOTAL ASSETS OF THE COMPANY AND ITS SUBSIDIARIES ON A
         CONSOLIDATED BASIS.

4.2      THE MORTGAGE AND SECURITY AGREEMENT, DATED APRIL 8, 1976, BETWEEN THE
         FALKIRK MINING COMPANY (AS MORTGAGOR) AND COOPERATIVE POWER ASSOCIATION
         AND UNITED POWER ASSOCIATION (COLLECTIVELY AS MORTGAGEE) IS
         INCORPORATED BY REFERENCE TO EXHIBIT 4(ii) TO THE COMPANY'S ANNUAL
         REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1992,
         COMMISSION FILE NUMBER 1-9172.

4.3      AMENDMENT NO. 1 TO THE MORTGAGE AND SECURITY AGREEMENT, DATED AS OF
         DECEMBER 15, 1993, BETWEEN FALKIRK MINING COMPANY (AS MORTGAGOR) AND
         COOPERATIVE POWER ASSOCIATION AND UNITED POWER ASSOCIATION
         (COLLECTIVELY AS MORTGAGEE) IS INCORPORATED BY REFERENCE TO EXHIBIT
         4(iii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1997, COMMISSION FILE NUMBER 1-9172.

4.4      STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 15, 1990, AMONG THE
         SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY NATIONAL
         ASSOCIATION, AS DEPOSITORY, IS INCORPORATED



         HEREIN BY REFERENCE TO EXHIBIT 2 TO THE SCHEDULE 13D FILED ON MARCH 29,
         1990 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.5      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 6, 1990, AMONG
         THE SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY NATIONAL
         ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 4 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D FILED ON APRIL 11,
         1990 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.6      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 6, 1990, AMONG
         THE SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY NATIONAL
         ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 5 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D FILED ON APRIL 11,
         1990 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.7      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 17, 1990,
         AMONG THE SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY
         NATIONAL ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY
         REFERENCE TO AMENDMENT NO. 2 TO THE SCHEDULE 13D FILED ON MARCH 18,
         1991 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.8      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED NOVEMBER 14, 1996, ADDING
         CTR FAMILY ASSOCIATES, L.P. AS A PARTICIPATING STOCKHOLDER, AMONG THE
         SIGNATORIES THERETO, THE COMPANY, AND KEY BANK, N.A. (SUCCESSOR TO
         AMERITRUST COMPANY NATIONAL ASSOCIATION), AS DEPOSITORY, IS
         INCORPORATED HEREIN BY REFERENCE TO AMENDMENT NO. 3 TO THE SCHEDULE 13D
         FILED ON NOVEMBER 26, 1996, WITH RESPECT TO THE CLASS B COMMON STOCK,
         PAR VALUE $1.00 PER SHARE, OF NACCO INDUSTRIES, INC.

4.9      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 14, 1996,
         ADDING RANKIN MANAGEMENT, INC. AS A PARTICIPATING STOCKHOLDER, AMONG
         THE SIGNATORIES THERETO, THE COMPANY, AND KEY BANK, N.A. (SUCCESSOR TO
         AMERITRUST COMPANY NATIONAL ASSOCIATION), AS DEPOSITORY, IS
         INCORPORATED HEREIN BY REFERENCE TO AMENDMENT NO. 3 TO THE SCHEDULE 13D
         FILED ON NOVEMBER 26, 1996, WITH RESPECT TO THE CLASS B COMMON STOCK,
         PAR VALUE $1.00 PER SHARE, OF NACCO INDUSTRIES, INC.

4.10     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 9, 1998, BY AND
         AMONG KEYCORP SHAREHOLDER SERVICES, INC., THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 6 TO THE SCHEDULE 13D FILED ON MARCH 25,
         1999, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.11     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER 26, 1998, BY
         AND AMONG KEYCORP SHAREHOLDER SERVICES, INC., THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 6 TO THE SCHEDULE 13D FILED ON MARCH 25,
         1999, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.12     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 30, 1999, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY AND THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 7 TO THE



         SCHEDULE 13D FILED ON MARCH 30, 2000, WITH RESPECT TO THE CLASS B
         COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF NACCO INDUSTRIES, INC.

4.13     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 30, 1999, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY AND THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 7 TO THE SCHEDULE 13D FILED ON MARCH 30,
         2000, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.14     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 30, 2000, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 7 TO THE SCHEDULE 13D FILED ON MARCH 30,
         2000, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.15     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 31, 2000, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY AND THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 8 TO THE SCHEDULE 13D FILED ON FEBRUARY 14,
         2001, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.16     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 31, 2000, BY
         AND AMONG NATIONAL CITY BANK (CLEVELAND), THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 8 TO THE SCHEDULE 13D FILED ON FEBRUARY 14,
         2001, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.17     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF FEBRUARY 14, 2001, BY
         AND AMONG NATIONAL CITY BANK (CLEVELAND), THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 8 TO THE SCHEDULE 13D FILED ON FEBRUARY 14,
         2001, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.18     CREDIT AGREEMENT, DATED AS OF SEPTEMBER 27, 1991, AMONG THE NORTH
         AMERICAN COAL CORPORATION, CITIBANK, N.A., AMERITRUST COMPANY NATIONAL
         ASSOCIATION AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xcii) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1991,
         COMMISSION FILE NUMBER 1-9172.

4.19     SUBORDINATION AGREEMENT, DATED SEPTEMBER 27, 1991, AMONG THE NORTH
         AMERICAN COAL CORPORATION, THE COMPANY AND MORGAN GUARANTY TRUST
         COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 10(xciv) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
         FISCAL YEAR ENDED DECEMBER 31, 1991, COMMISSION FILE NUMBER 1-9172.

4.20     AMENDMENT NO. 1 TO THE CREDIT AGREEMENT, DATED AS OF JULY 28, 1993,
         AMONG THE NORTH AMERICAN COAL CORPORATION AND THE BANKS LISTED ON THE
         SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxxxiii) TO
         THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1993, COMMISSION FILE NUMBER 1-9172.



4.21     AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER, 1995,
         AMONG THE NORTH AMERICAN COAL CORPORATION AND THE BANKS LISTED ON THE
         SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xxxix) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1995, COMMISSION FILE NUMBER 1-9172.

4.22     AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 16,
         1996, AMONG THE NORTH AMERICAN COAL CORPORATION AND THE BANKS LISTED ON
         THE SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xliii) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1996, COMMISSION FILE NUMBER 1-9172.

4.23     WAIVER AGREEMENT, DATED NOVEMBER 15, 1996, BY AND AMONG MORGAN GUARANTY
         TRUST COMPANY, CITIBANK, N.A., WELLS FARGO (TEXAS), N.A., KEY BANK
         NATIONAL ASSOCIATION AND THE NORTH AMERICAN COAL CORPORATION IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xlvi) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996,
         COMMISSION FILE NUMBER 1-9172.

4.24     AMENDMENT NO. 4 TO THE CREDIT AGREEMENT, DATED AS OF JULY 29, 1997,
         AMONG THE NORTH AMERICAN COAL CORPORATION, THE BANKS LISTED ON THE
         SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xlvii) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1997, COMMISSION FILE NUMBER 1-9172.

4.25     ASSIGNMENT AND ASSUMPTION AGREEMENT, DATED AS OF AUGUST 22, 1997, AMONG
         THE NORTH AMERICAN COAL CORPORATION, THE BANKS LISTED ON THE SIGNATORY
         PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xlviii) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997,
         COMMISSION FILE NUMBER 1-9172.

4.26     CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 2000, BY AND AMONG THE NORTH
         AMERICAN COAL CORPORATION, THE INITIAL LENDERS NAMED THEREIN, SALOMON
         SMITH BARNEY INC., AS LEAD ARRANGER AND BOOK MANAGER, KEYBANK NATIONAL
         ASSOCIATION, AS SYNDICATION AGENT, AND CITIBANK N.A., AS AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(liv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000,
         COMMISSION FILE NUMBER 1-9172.

4.27     CREDIT AGREEMENT BETWEEN NACCO MATERIALS HANDLING GROUP, INC. AND
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, AND THE OTHER
         BANKS LISTED THERETO, DATED FEBRUARY 28, 1995, IS INCORPORATED BY
         REFERENCE HEREIN TO EXHIBIT 10(lxxxvii) OF THE HYSTER-YALE ANNUAL
         REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994,
         COMMISSION FILE NUMBER 33-28812.

4.28     AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JUNE 4, 1996, AMONG
         NACCO MATERIALS HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE
         CO-ARRANGERS AND CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED BY
         REFERENCE TO EXHIBIT 10(lxxv) TO THE COMPANY'S QUARTERLY STATEMENT ON
         FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996, COMMISSION FILE NUMBER
         1-9172.

4.29     AMENDMENT, DATED AS OF DECEMBER 16, 1996, TO THE AMENDED AND RESTATED
         CREDIT AGREEMENT DATED AS OF JUNE 4, 1996 AMONG NACCO MATERIALS
         HANDLING GROUP, INC., THE

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                                      II-5


         BANKS PARTY THERETO, THE CO-ARRANGERS AND CO-AGENTS LISTED ON THE
         SIGNATURE PAGE THERETO AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
         AS AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(lxxxvi) TO
         THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1996, COMMISSION FILE NUMBER 1-9172.

4.30     AMENDMENT NO. 2, DATED AS OF MARCH 26, 1997, TO THE AMENDED AND
         RESTATED CREDIT AGREEMENT DATED AS OF JUNE 4, 1996 AMONG NACCO
         MATERIALS HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE
         CO-ARRANGERS AND CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED
         HEREIN BY REFERENCE TO EXHIBIT 10(lxxviii) TO THE COMPANY'S QUARTERLY
         STATEMENT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1997, COMMISSION
         FILE NUMBER 1-9172.

4.31     AMENDMENT NO. 3, DATED AS OF MAY 19, 1997, TO THE AMENDED AND RESTATED
         CREDIT AGREEMENT DATED AS OF JUNE 4, 1996 AMONG NACCO MATERIALS
         HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE CO-ARRANGERS AND
         CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND MORGAN GUARANTY
         TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(lxxviii) TO THE COMPANY'S QUARTERLY STATEMENT
         ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1997, COMMISSION FILE
         NUMBER 1-9172.

4.32     PLEDGE AGREEMENT RE: 66% PLEDGE OF PSC STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cx) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.33     PLEDGE AGREEMENT RE: 66% PLEDGE OF PSM STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxi) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.34     PLEDGE AGREEMENT RE: 34% PLEDGE OF PSC STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.35     PLEDGE AGREEMENT RE: 33.2% PLEDGE OF PSM STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxiii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.36     PLEDGE AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN HOUSEWARES
         HOLDING COMPANY AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxiv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.37     PLEDGE AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN HB-PS HOLDING
         COMPANY, INC. AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.38     SECURITY AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN HAMILTON
         BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), AS THE UNITED STATES AGENT, IS

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                                      II-6
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
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxvi) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.39     COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS AND SECURITY AGREEMENT,
         DATED AS OF OCTOBER 11, 1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND
         THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS THE UNITED STATES
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxvii) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1990, COMMISSION FILE NUMBER 1-9172.

4.40     NACCO SUPPLEMENTAL AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN
         NACCO AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS THE
         UNITED STATES AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxviii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.41     HOUSEWARES SUPPLEMENTAL AGREEMENT, DATED AS OF OCTOBER 11, 1990,
         BETWEEN HOUSEWARES HOLDING COMPANY AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED
         HEREIN BY REFERENCE TO EXHIBIT 10(cxix) TO THE COMPANY'S ANNUAL REPORT
         ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION
         FILE NUMBER 1-9172.

4.42     HOLDINGS SUPPLEMENTAL AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN
         HB-PS HOLDING COMPANY, INC. AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(cxx) TO THE COMPANY'S ANNUAL REPORT ON FORM
         10-K FOR THE FISCAL YEAR ENDED DECEMBER 31,1990, COMMISSION FILE NUMBER
         1-9172.

4.43     OVERRIDE AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMONG THE COMPANY,
         HOUSEWARES HOLDING COMPANY, GLEN DIMPLEX, PRECIS [521] LTD., GLEN
         ELECTRIC, LTD. AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS
         THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxxi) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.44     GENERAL SECURITY AGREEMENT, DATED AS OF OCTOBER 11, 1990, BY
         PROCTOR-SILEX CANADA TO AND IN FAVOR OF THE CHASE MANHATTAN BANK OF
         CANADA, AS THE CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 10(cxxii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
         FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.45     FIRST AMENDMENT TO THE HOUSEWARES SUPPLEMENTAL AGREEMENT, DATED AS OF
         MARCH 1, 1991, BETWEEN HOUSEWARES HOLDING COMPANY AND THE CHASE
         MANHATTAN BANK (NATIONAL ASSOCIATION), AS THE UNITED STATES AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.46     FIRST AMENDMENT TO THE HOLDINGS SUPPLEMENTAL AGREEMENT, DATED AS OF
         MARCH 1, 1991, BETWEEN HB-PS HOLDING COMPANY AND THE CHASE MANHATTAN
         BANK (NATIONAL ASSOCIATION), AS THE UNITED STATES AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxvi) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.47     CONSENT AND AUTHORIZATION WITH REFERENCE MADE TO THE CREDIT AGREEMENT
         DATED OCTOBER 11, 1990, AS AMENDED AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., THE BANKS
         NAMED ON THE SIGNATORY PAGES AND THE CHASE

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                                      II-7
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
         MANHATTAN BANK IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT (cxxxvii)
         TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1993, COMMISSION FILE NUMBER 1-9172.

4.48     AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MAY 10, 1994 AMONG
         HAMILTON BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX CANADA, INC.,
         PROCTOR-SILEX S.A. DE C.V., THE BANKS NAMED ON THE SIGNATORY PAGES AND
         THE CHASE MANHATTAN BANK IS INCORPORATED HEREIN BY REFERENCE TO AS
         EXHIBIT 10 (cxxxviii) TO THE NACCO INDUSTRIES, INC. QUARTERLY REPORT ON
         FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1994, COMMISSION FILE NUMBER
         1-9172.

4.49     CONFIRMATION AGREEMENT, DATED MAY 10, 1994, AMONG HAMILTON
         BEACH/PROCTOR-SILEX, INC., HOUSEWARES HOLDING COMPANY, PRECIS [521]
         LTD., HB-PS HOLDING COMPANY, GLEN DIMPLEX, GLEN ELECTRIC, LTD., THE
         BANKS NAMED ON THE SIGNATORY PAGES, THE CHASE MANHATTAN BANK AND THE
         CHASE MANHATTAN BANK OF CANADA IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 10 (cxxix) TO THE NACCO INDUSTRIES, INC. QUARTERLY REPORT ON
         FORM 10-Q FOR THE QUARTER ENDED ON JUNE 30, 1994, COMMISSION FILE
         NUMBER 1-9172.

4.50     FIRST AMENDMENT TO THE NACCO SUPPLEMENTAL AGREEMENT, DATED AS OF MARCH
         1, 1991, BETWEEN THE COMPANY AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(cxxi) TO THE COMPANY'S ANNUAL REPORT ON FORM
         10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE
         NUMBER 1-9172.

4.51     WAIVER AGREEMENT, DATED JANUARY 16, 1996, AMONG HAMILTON
         BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX
         S.A. DE C.V. THE BANKS NAMED ON THE SIGNATORY PAGES AND CHASE MANHATTAN
         BANK IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10 (cxiii) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1995, COMMISSION FILE NUMBER 1-9172.

4.52     AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 18, 1995,
         AMONG HAMILTON BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX, INC.,
         PROCTOR-SILEX S.A. DE C.V., THE BANKS NAMED ON THE SIGNATORY PAGES AND
         THE CHASE MANHATTAN BANK IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxiv) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1995, COMMISSION FILE NUMBER 1-9172.

4.53     AMENDMENT NO. 1, DATED AS OF MARCH 29, 1996, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX, INC.
         PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A DE C.V., AS BORROWERS,
         THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK, N.A., AS U.S.
         AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS CANADIAN AGENT, IS
         INCORPORATED BY REFERENCE HEREIN TO EXHIBIT 10 (xvii) ON THE COMPANY'S
         QUARTERLY STATEMENT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996,
         COMMISSION FILE NUMBER 1-9172.

4.54     AMENDMENT NO. 2, DATED AS OF OCTOBER 4, 1996, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         BORROWERS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxviii) TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED
         SEPTEMBER 30, 1996, COMMISSION FILE NUMBER 1-9172.

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                                      II-8
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
4.55     AMENDMENT NO. 3, DATED AS OF APRIL 14, 1997, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         BORROWERS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxviii) TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED
         JUNE 30, 1997, COMMISSION FILE NUMBER 1-9172.

4.56     PLEDGE AGREEMENT, DATED AS OF NOVEMBER 30, 1995, BETWEEN HAMILTON
         BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxviii)
         TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1997, COMMISSION FILE NUMBER 1-9172.

4.57     PLEDGE AGREEMENT RE: 66% OF PST STOCK, DATED AS OF NOVEMBER 30, 1995,
         BETWEEN HB/PS EL PASO, INC. AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxix)
         TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1997, COMMISSION FILE NUMBER 1-9172.

4.58     AMENDMENT NO. 4, DATED AS OF APRIL 22, 1998, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         OBLIGORS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxi)
         TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED MARCH 31,
         1998, COMMISSION FILE NUMBER 1-9172.

4.59     AMENDMENT NO. 5, DATED AS OF JUNE 10, 1998, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         OBLIGORS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxxii) TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED
         JUNE 30, 1998, COMMISSION FILE NUMBER 1-9172.

4.60     AMENDMENT NO. 6, DATED AS OF DECEMBER 8, 1998, TO THE SECOND AMENDED
         AND RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED
         AND RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         OBLIGORS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK
         (SUCCESSOR BY MERGER TO THE CHASE MANHATTAN BANK, N.A.)(THE EXISTING
         U.S. AGENT), KEYBANK NATIONAL ASSOCIATION (THE SUCCESSOR U.S. AGENT),
         THE CHASE MANHATTAN BANK OF CANADA(THE EXISTING CANADIAN AGENT) AND THE
         BANK OF NOVA SCOTIA (THE SUCCESSOR CANADIAN AGENT), IS INCORPORATED
         HEREIN BY REFERENCE TO EXHIBIT 10(cxxiii) TO THE COMPANY'S ANNUAL
         REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998,
         COMMISSION FILE NUMBER 1-9172.

5.1* Opinion of Charles A. Bittenbender, Esq. as to the validity of the securities being offered.

8.1      OPINION OF JONES, DAY, REAVIS & POGUE AS TO TAX MATTERS.

23.1*    Consent of Charles A. Bittenbender, Esq. (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

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                                      II-9
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
23.3     CONSENT OF JONES, DAY, REAVIS & POGUE (INCLUDED IN EXHIBIT 8.1).

24.1*    Powers of Attorney.


--------------------


*    PREVIOUSLY FILED.


     (b)  Financial Statement Schedules.

     None.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES TO RESPOND TO REQUESTS FOR INFORMATION THAT IS INCORPORATED BY REFERENCE INTO THE PROSPECTUS PURSUANT TO ITEMS 4, 10(B), 11, OR 13 OF THIS FORM, WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, AND TO SEND THE INCORPORATED DOCUMENTS BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS. THIS INCLUDES INFORMATION CONTAINED IN DOCUMENTS FILED SUBSEQUENT TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT THROUGH THE DATE OF RESPONDING TO THE REQUEST.

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES TO SUPPLY BY MEANS OF A POST-EFFECTIVE AMENDMENT ALL INFORMATION CONCERNING A TRANSACTION, AND THE COMPANY BEING ACQUIRED INVOLVED THEREIN, THAT WAS NOT THE SUBJECT OF AND INCLUDED IN THE REGISTRATION STATEMENT WHEN IT BECAME EFFECTIVE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this AMENDMENT NO. 1 TO registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Mayfield Heights, State of Ohio, on NOVEMBER 15, 2001.

                                                     NACCO INDUSTRIES, INC.


                                        By  /s/  CHARLES A. BITTENBENDER
                                            -------------------------------
                                        CHARLES A. BITTENBENDER
                                        VICE PRESIDENT, GENERAL COUNSEL AND
                                        SECRETARY

     Pursuant to the requirements of the Securities Act of 1933, this AMENDMENT NO. 1 TO registration statement has been signed by the following persons in the capacities and on the dates indicated.



* Alfred M. Rankin, Jr.                  Chairman, President, Chief Executive     NOVEMBER 15, 2001
-----------------------                  Officer (principal executive
Alfred M. Rankin, Jr.                    officer) and Director


*Kenneth C. Schilling                    Vice President and Controller            NOVEMBER 15, 2001
-----------------------                  (principal financial and accounting
Kenneth C. Schilling                     officer)

* Owsley Brown II                        Director                                 NOVEMBER 15, 2001
-----------------------
Owsley Brown II

* Robert M. Gates                        Director                                 NOVEMBER 15, 2001
-----------------------
Robert M. Gates

* Leon J. Hendrix, Jr.                   Director                                 NOVEMBER 15, 2001
-----------------------
Leon J. Hendrix, Jr.

* David H. Hoag                          Director                                 NOVEMBER 15, 2001
-----------------------
David H. Hoag

* Dennis W. LaBarre                      Director                                 NOVEMBER 15, 2001
-----------------------
Dennis W. LaBarre

* Richard de J. Osborne                  Director                                 NOVEMBER 15, 2001
-----------------------
Richard de J. Osborne

* Ian M. Ross                            Director                                 NOVEMBER 15, 2001
-----------------------
Ian M. Ross

* Britton T. Taplin                      Director                                 NOVEMBER 15, 2001
-----------------------
Britton T. Taplin

* David F. Taplin                        Director                                 NOVEMBER 15, 2001
-----------------------
David F. Taplin

* John F. Turben                         Director                                 NOVEMBER 15, 2001
------------------------
John F. Turben


     * CHARLES A. BITTENBENDER, by signing his name hereto, does hereby sign and execute this AMENDMENT NO. 1 TO Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Company and PREVIOUSLY filed with the Securities and Exchange Commission.

/s/  CHARLES A. BITTENBENDER                                   NOVEMBER 15, 2001
CHARLES A. BITTENBENDER, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number   Description of Document
------   -----------------------
3.1      RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY IS INCORPORATED BY
         REFERENCE TO EXHIBIT 3(i) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K
         FOR THE FISCAL YEAR ENDED DECEMBER 31, 1992, COMMISSION FILE NUMBER
         1-9172.

3.2      RESTATED BY-LAWS OF THE COMPANY ARE INCORPORATED BY REFERENCE TO
         EXHIBIT 3(ii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
         FISCAL YEAR ENDED DECEMBER 31, 1992, COMMISSION FILE NUMBER 1-9172.

4.1      THE COMPANY BY THIS FILING AGREES, UPON REQUEST, TO FILE WITH THE
         SECURITIES AND EXCHANGE COMMISSION THE INSTRUMENTS DEFINING THE RIGHTS
         OF HOLDERS OF LONG-TERM DEBT OF THE COMPANY AND ITS SUBSIDIARIES WHERE
         THE TOTAL AMOUNT OF SECURITIES AUTHORIZED THEREUNDER DOES NOT EXCEED
         10% OF THE TOTAL ASSETS OF THE COMPANY AND ITS SUBSIDIARIES ON A
         CONSOLIDATED BASIS.

4.2      THE MORTGAGE AND SECURITY AGREEMENT, DATED APRIL 8, 1976, BETWEEN THE
         FALKIRK MINING COMPANY (AS MORTGAGOR) AND COOPERATIVE POWER ASSOCIATION
         AND UNITED POWER ASSOCIATION (COLLECTIVELY AS MORTGAGEE) IS
         INCORPORATED BY REFERENCE TO EXHIBIT 4(ii) TO THE COMPANY'S ANNUAL
         REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1992,
         COMMISSION FILE NUMBER 1-9172.

4.3      AMENDMENT NO. 1 TO THE MORTGAGE AND SECURITY AGREEMENT, DATED AS OF
         DECEMBER 15, 1993, BETWEEN FALKIRK MINING COMPANY (AS MORTGAGOR) AND
         COOPERATIVE POWER ASSOCIATION AND UNITED POWER ASSOCIATION
         (COLLECTIVELY AS MORTGAGEE) IS INCORPORATED BY REFERENCE TO EXHIBIT
         4(iii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1997, COMMISSION FILE NUMBER 1-9172.

4.4      STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 15, 1990, AMONG THE
         SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY NATIONAL
         ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 2 TO THE SCHEDULE 13D FILED ON MARCH 29, 1990 WITH RESPECT TO
         THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF NACCO
         INDUSTRIES, INC.

4.5      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 6, 1990, AMONG
         THE SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY NATIONAL
         ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 4 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D FILED ON APRIL 11,
         1990 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.6      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 6, 1990, AMONG
         THE SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY NATIONAL
         ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 5 TO AMENDMENT NO. 1 TO THE SCHEDULE 13D FILED ON APRIL 11,
         1990 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.7      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 17, 1990,
         AMONG THE SIGNATORIES THERETO, THE COMPANY AND AMERITRUST COMPANY
         NATIONAL ASSOCIATION, AS DEPOSITORY, IS INCORPORATED HEREIN BY
         REFERENCE TO AMENDMENT NO. 2 TO THE SCHEDULE 13D FILED ON MARCH 18,
         1991 WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.



4.8      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED NOVEMBER 14, 1996, ADDING
         CTR FAMILY ASSOCIATES, L.P. AS A PARTICIPATING STOCKHOLDER, AMONG THE
         SIGNATORIES THERETO, THE COMPANY, AND KEY BANK, N.A. (SUCCESSOR TO
         AMERITRUST COMPANY NATIONAL ASSOCIATION), AS DEPOSITORY, IS
         INCORPORATED HEREIN BY REFERENCE TO AMENDMENT NO. 3 TO THE SCHEDULE 13D
         FILED ON NOVEMBER 26, 1996, WITH RESPECT TO THE CLASS B COMMON STOCK,
         PAR VALUE $1.00 PER SHARE, OF NACCO INDUSTRIES, INC.

4.9      AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 14, 1996,
         ADDING RANKIN MANGEMENT, INC. AS A PARTICIPATING STOCKHOLDER, AMONG THE
         SIGNATORIES THERETO, THE COMPANY, AND KEY BANK, N.A. (SUCCESSOR TO
         AMERITRUST COMPANY NATIONAL ASSOCIATION), AS DEPOSITORY, IS
         INCORPORATED HEREIN BY REFERENCE TO AMENDMENT NO. 3 TO THE SCHEDULE 13D
         FILED ON NOVEMBER 26, 1996, WITH RESPECT TO THE CLASS B COMMON STOCK,
         PAR VALUE $1.00 PER SHARE, OF NACCO INDUSTRIES, INC.

4.10     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 9, 1998, BY AND
         AMONG KEYCORP SHAREHOLDER SERVICES, INC., THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 6 TO THE SCHEDULE 13D FILED ON MARCH 25,
         1999, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.11     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER 26, 1998, BY
         AND AMONG KEYCORP SHAREHOLDER SERVICES, INC., THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 6 TO THE SCHEDULE 13D FILED ON MARCH 25,
         1999, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.12     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 30, 1999, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY AND THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 7 TO THE SCHEDULE 13D FILED ON MARCH 30,
         2000, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.13     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 30, 1999, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY AND THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 7 TO THE SCHEDULE 13D FILED ON MARCH 30,
         2000, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.14     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 30, 2000, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 7 TO THE SCHEDULE 13D FILED ON MARCH 30,
         2000, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.15     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 31, 2000, BY
         AND AMONG FIRST CHICAGO TRUST COMPANY OF NEW YORK, THE COMPANY AND THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 8 TO THE SCHEDULE 13D FILED ON FEBRUARY 14,
         2001, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.



4.16     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 31, 2000, BY
         AND AMONG NATIONAL CITY BANK (CLEVELAND), THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 8 TO THE SCHEDULE 13D FILED ON FEBRUARY 14,
         2001, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.17     AMENDMENT TO STOCKHOLDERS' AGREEMENT, DATED AS OF FEBRUARY 14, 2001, BY
         AND AMONG NATIONAL CITY BANK (CLEVELAND), THE COMPANY, THE
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) AND THE NEW
         PARTICIPATING STOCKHOLDERS (AS DEFINED THEREIN) IS INCORPORATED BY
         REFERENCE TO AMENDMENT NO. 8 TO THE SCHEDULE 13D FILED ON FEBRUARY 14,
         2001, WITH RESPECT TO THE CLASS B COMMON STOCK, PAR VALUE $1.00 PER
         SHARE, OF NACCO INDUSTRIES, INC.

4.18     CREDIT AGREEMENT, DATED AS OF SEPTEMBER 27, 1991, AMONG THE NORTH
         AMERICAN COAL CORPORATION, CITIBANK, N.A., AMERITRUST COMPANY NATIONAL
         ASSOCIATION AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xcii) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1991,
         COMMISSION FILE NUMBER 1-9172.

4.19     SUBORDINATION AGREEMENT, DATED SEPTEMBER 27, 1991, AMONG THE NORTH
         AMERICAN COAL CORPORATION, THE COMPANY AND MORGAN GUARANTY TRUST
         COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 10(xciv) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
         FISCAL YEAR ENDED DECEMBER 31, 1991, COMMISSION FILE NUMBER 1-9172.

4.20     AMENDMENT NO. 1 TO THE CREDIT AGREEMENT, DATED AS OF JULY 28, 1993,
         AMONG THE NORTH AMERICAN COAL CORPORATION AND THE BANKS LISTED ON THE
         SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxxxiii) TO
         THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1993, COMMISSION FILE NUMBER 1-9172.

4.21     AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER, 1995,
         AMONG THE NORTH AMERICAN COAL CORPORATION AND THE BANKS LISTED ON THE
         SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xxxix) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1995, COMMISSION FILE NUMBER 1-9172.

4.22     AMENDMENT NO. 3 TO THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 16,
         1996, AMONG THE NORTH AMERICAN COAL CORPORATION AND THE BANKS LISTED ON
         THE SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xliii) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1996, COMMISSION FILE NUMBER 1-9172.

4.23     WAIVER AGREEMENT, DATED NOVEMBER 15, 1996, BY AND AMONG MORGAN GUARANTY
         TRUST COMPANY, CITIBANK, N.A., WELLS FARGO (TEXAS), N.A., KEY BANK
         NATIONAL ASSOCIATION AND THE NORTH AMERICAN COAL CORPORATION IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xlvi) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996,
         COMMISSION FILE NUMBER 1-9172.

4.24     AMENDMENT NO. 4 TO THE CREDIT AGREEMENT, DATED AS OF JULY 29, 1997,
         AMONG THE NORTH AMERICAN COAL CORPORATION, THE BANKS LISTED ON THE
         SIGNATORY PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xlvii) TO THE
         COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1997, COMMISSION FILE NUMBER 1-9172.



4.25     ASSIGNMENT AND ASSUMPTION AGREEMENT, DATED AS OF AUGUST 22, 1997, AMONG
         THE NORTH AMERICAN COAL CORPORATION, THE BANKS LISTED ON THE SIGNATORY
         PAGES AND MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(xlviii) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997,
         COMMISSION FILE NUMBER 1-9172.

4.26     CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 2000, BY AND AMONG THE NORTH
         AMERICAN COAL CORPORATION, THE INITIAL LENDERS NAMED THEREIN, SALOMON
         SMITH BARNEY INC., AS LEAD ARRANGER AND BOOK MANAGER, KEYBANK NATIONAL
         ASSOCIATION, AS SYNDICATION AGENT, AND CITIBANK N.A., AS AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(liv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000,
         COMMISSION FILE NUMBER 1-9172.

4.27     CREDIT AGREEMENT BETWEEN NACCO MATERIALS HANDLING GROUP, INC. AND
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, AND THE OTHER
         BANKS LISTED THERETO, DATED FEBRUARY 28, 1995, IS INCORPORATED BY
         REFERENCE HEREIN TO EXHIBIT 10(lxxxvii) OF THE HYSTER-YALE ANNUAL
         REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994,
         COMMISSION FILE NUMBER 33-28812.

4.28     AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JUNE 4, 1996, AMONG
         NACCO MATERIALS HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE
         CO-ARRANGERS AND CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED BY
         REFERENCE TO EXHIBIT 10(lxxv) TO THE COMPANY'S QUARTERLY STATEMENT ON
         FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996, COMMISSION FILE NUMBER
         1-9172.

4.29     AMENDMENT, DATED AS OF DECEMBER 16, 1996, TO THE AMENDED AND RESTATED
         CREDIT AGREEMENT DATED AS OF JUNE 4, 1996 AMONG NACCO MATERIALS
         HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE CO-ARRANGERS AND
         CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND MORGAN GUARANTY
         TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(lxxxvi) TO THE COMPANY'S ANNUAL REPORT ON FORM
         10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, COMMISSION FILE
         NUMBER 1-9172.

4.30     AMENDMENT NO. 2, DATED AS OF MARCH 26, 1997, TO THE AMENDED AND
         RESTATED CREDIT AGREEMENT DATED AS OF JUNE 4, 1996 AMONG NACCO
         MATERIALS HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE
         CO-ARRANGERS AND CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED
         HEREIN BY REFERENCE TO EXHIBIT 10(lxxviii) TO THE COMPANY'S QUARTERLY
         STATEMENT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1997, COMMISSION
         FILE NUMBER 1-9172.

4.31     AMENDMENT NO. 3, DATED AS OF MAY 19, 1997, TO THE AMENDED AND RESTATED
         CREDIT AGREEMENT DATED AS OF JUNE 4, 1996 AMONG NACCO MATERIALS
         HANDLING GROUP, INC., THE BANKS PARTY THERETO, THE CO-ARRANGERS AND
         CO-AGENTS LISTED ON THE SIGNATURE PAGE THERETO AND MORGAN GUARANTY
         TRUST COMPANY OF NEW YORK, AS AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(lxxviii) TO THE COMPANY'S QUARTERLY STATEMENT
         ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1997, COMMISSION FILE
         NUMBER 1-9172.

4.32     PLEDGE AGREEMENT RE: 66% PLEDGE OF PSC STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cx) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.



4.33     PLEDGE AGREEMENT RE: 66% PLEDGE OF PSM STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxi) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.34     PLEDGE AGREEMENT RE: 34% PLEDGE OF PSC STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.35     PLEDGE AGREEMENT RE: 33.2% PLEDGE OF PSM STOCK, DATED AS OF OCTOBER 11,
         1990, BETWEEN HAMILTON BEACH/PROCTOR SILEX AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION) IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxiii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.36     PLEDGE AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN HOUSEWARES
         HOLDING COMPANY AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxiv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.37     PLEDGE AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN HB-PS HOLDING
         COMPANY, INC. AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.38     SECURITY AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN HAMILTON
         BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(cxvi) TO THE COMPANY'S ANNUAL REPORT ON FORM
         10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE
         NUMBER 1-9172.

4.39     COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS AND SECURITY AGREEMENT,
         DATED AS OF OCTOBER 11, 1990, BETWEEN HAMILTON BEACH/PROCTOR-SILEX AND
         THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS THE UNITED STATES
         AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxvii) TO THE
         COMPANY S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER
         31, 1990, COMMISSION FILE NUMBER 1-9172.

4.40     NACCO SUPPLEMENTAL AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN
         NACCO AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS THE
         UNITED STATES AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxviii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.41     HOUSEWARES SUPPLEMENTAL AGREEMENT, DATED AS OF OCTOBER 11, 1990,
         BETWEEN HOUSEWARES HOLDING COMPANY AND THE CHASE MANHATTAN BANK
         (NATIONAL ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED
         HEREIN BY REFERENCE TO EXHIBIT 10(cxix) TO THE COMPANY'S ANNUAL REPORT
         ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION
         FILE NUMBER 1-9172.

4.42     HOLDINGS SUPPLEMENTAL AGREEMENT, DATED AS OF OCTOBER 11, 1990, BETWEEN
         HB-PS HOLDING COMPANY, INC. AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(cxx) TO THE COMPANY'S ANNUAL REPORT ON FORM
         10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE
         NUMBER 1-9172.




4.43     OVERRIDE AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMONG THE COMPANY,
         HOUSEWARES HOLDING COMPANY, GLEN DIMPLEX, PRECIS [521] LTD., GLEN
         ELECTRIC, LTD. AND THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), AS
         THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxxi) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.44     GENERAL SECURITY AGREEMENT, DATED AS OF OCTOBER 11, 1990, BY
         PROCTOR-SILEX CANADA TO AND IN FAVOR OF THE CHASE MANHATTAN BANK OF
         CANADA, AS THE CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 10(cxxii) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE
         FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE NUMBER 1-9172.

4.45     FIRST AMENDMENT TO THE HOUSEWARES SUPPLEMENTAL AGREEMENT, DATED AS OF
         MARCH 1, 1991, BETWEEN HOUSEWARES HOLDING COMPANY AND THE CHASE
         MANHATTAN BANK (NATIONAL ASSOCIATION), AS THE UNITED STATES AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxv) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.46     FIRST AMENDMENT TO THE HOLDINGS SUPPLEMENTAL AGREEMENT, DATED AS OF
         MARCH 1, 1991, BETWEEN HB-PS HOLDING COMPANY AND THE CHASE MANHATTAN
         BANK (NATIONAL ASSOCIATION), AS THE UNITED STATES AGENT, IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxvi) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990,
         COMMISSION FILE NUMBER 1-9172.

4.47     CONSENT AND AUTHORIZATION WITH REFERENCE MADE TO THE CREDIT AGREEMENT
         DATED OCTOBER 11, 1990, AS AMENDED AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., THE BANKS
         NAMED ON THE SIGNATORY PAGES AND THE CHASE MANHATTAN BANK IS
         INCORPORATED HEREIN BY REFERENCE TO EXHIBIT (cxxxvii) TO THE COMPANY'S
         ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993,
         COMMISSION FILE NUMBER 1-9172.

4.48     AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MAY 10, 1994 AMONG
         HAMILTON BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX CANADA, INC.,
         PROCTOR-SILEX S.A. DE C.V., THE BANKS NAMED ON THE SIGNATORY PAGES AND
         THE CHASE MANHATTAN BANK IS INCORPORATED HEREIN BY REFERENCE TO AS
         EXHIBIT 10 (cxxxviii) TO THE NACCO INDUSTRIES, INC. QUARTERLY REPORT ON
         FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1994, COMMISSION FILE NUMBER
         1-9172.

4.49     CONFIRMATION AGREEMENT, DATED MAY 10, 1994, AMONG HAMILTON
         BEACH/PROCTOR-SILEX, INC., HOUSEWARES HOLDING COMPANY, PRECIS [521]
         LTD., HB-PS HOLDING COMPANY, GLEN DIMPLEX, GLEN ELECTRIC, LTD., THE
         BANKS NAMED ON THE SIGNATORY PAGES, THE CHASE MANHATTAN BANK AND THE
         CHASE MANHATTAN BANK OF CANADA IS INCORPORATED HEREIN BY REFERENCE TO
         EXHIBIT 10 (cxxix) TO THE NACCO INDUSTRIES, INC. QUARTERLY REPORT ON
         FORM 10-Q FOR THE QUARTER ENDED ON JUNE 30, 1994, COMMISSION FILE
         NUMBER 1-9172.

4.50     FIRST AMENDMENT TO THE NACCO SUPPLEMENTAL AGREEMENT, DATED AS OF MARCH
         1, 1991, BETWEEN THE COMPANY AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), AS THE UNITED STATES AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(cxxi) TO THE COMPANY'S ANNUAL REPORT ON FORM
         10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1990, COMMISSION FILE
         NUMBER 1-9172.

4.51     WAIVER AGREEMENT, DATED JANUARY 16, 1996, AMONG HAMILTON
         BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX
         S.A. DE C.V. THE BANKS NAMED ON THE SIGNATORY PAGES AND CHASE MANHATTAN
         BANK IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10 (cxiii)

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
         TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1995, COMMISSION FILE NUMBER 1-9172.

4.52     AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 18, 1995,
         AMONG HAMILTON BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX, INC.,
         PROCTOR-SILEX S.A. DE C.V., THE BANKS NAMED ON THE SIGNATORY PAGES AND
         THE CHASE MANHATTAN BANK IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxiv) TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
         YEAR ENDED DECEMBER 31, 1995, COMMISSION FILE NUMBER 1-9172.

4.53     AMENDMENT NO. 1, DATED AS OF MARCH 29, 1996, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX, INC.
         PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A DE C.V., AS BORROWERS,
         THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK, N.A., AS U.S.
         AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS CANADIAN AGENT, IS
         INCORPORATED BY REFERENCE HEREIN TO EXHIBIT 10 (xvii) ON THE COMPANY'S
         QUARTERLY STATEMENT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996,
         COMMISSION FILE NUMBER 1-9172.

4.54     AMENDMENT NO. 2, DATED AS OF OCTOBER 4, 1996, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         BORROWERS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxviii) TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED
         SEPTEMBER 30, 1996, COMMISSION FILE NUMBER 1-9172.

4.55     AMENDMENT NO. 3, DATED AS OF APRIL 14, 1997, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         BORROWERS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT
         10(cxviii) TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED
         JUNE 30, 1997, COMMISSION FILE NUMBER 1-9172.

4.56     PLEDGE AGREEMENT, DATED AS OF NOVEMBER 30, 1995, BETWEEN HAMILTON
         BEACH/PROCTOR-SILEX AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxviii)
         TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1997, COMMISSION FILE NUMBER 1-9172.

4.57     PLEDGE AGREEMENT RE: 66% OF PST STOCK, DATED AS OF NOVEMBER 30, 1995,
         BETWEEN HB/PS EL PASO, INC. AND THE CHASE MANHATTAN BANK (NATIONAL
         ASSOCIATION), IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxix)
         TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
         DECEMBER 31, 1997, COMMISSION FILE NUMBER 1-9172.

4.58     AMENDMENT NO. 4, DATED AS OF APRIL 22, 1998, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         OBLIGORS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK,
         N.A., AS U.S. AGENT, AND THE CHASE MANHATTAN BANK OF CANADA, AS
         CANADIAN AGENT, IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 10(cxxi)
         TO THE COMPANY'S QUARTERLY STATEMENT FOR THE QUARTER ENDED MARCH 31,
         1998, COMMISSION FILE NUMBER 1-9172.

4.59     AMENDMENT NO. 5, DATED AS OF JUNE 10, 1998, TO THE SECOND AMENDED AND
         RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED AND
         RESTATED AS OF APRIL 18, 1995, AMONG

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
         HAMILTON BEACH/PROCTOR-SILEX, INC., PROCTOR-SILEX CANADA, INC.,
         PROCTOR-SILEX S.A. DE C.V., AS OBLIGORS, THE BANKS SIGNATORY THERETO
         AND THE CHASE MANHATTAN BANK, N.A., AS U.S. AGENT, AND THE CHASE
         MANHATTAN BANK OF CANADA, AS CANADIAN AGENT, IS INCORPORATED HEREIN BY
         REFERENCE TO EXHIBIT 10(cxxii) TO THE COMPANY'S QUARTERLY STATEMENT FOR
         THE QUARTER ENDED JUNE 30, 1998, COMMISSION FILE NUMBER 1-9172.

4.60     AMENDMENT NO. 6, DATED AS OF DECEMBER 8, 1998, TO THE SECOND AMENDED
         AND RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 11, 1990, AMENDED
         AND RESTATED AS OF APRIL 18, 1995, AMONG HAMILTON BEACH/PROCTOR-SILEX,
         INC., PROCTOR-SILEX CANADA, INC., PROCTOR-SILEX S.A. DE C.V., AS
         OBLIGORS, THE BANKS SIGNATORY THERETO AND THE CHASE MANHATTAN BANK
         (SUCCESSOR BY MERGER TO THE CHASE MANHATTAN BANK, N.A.)(THE EXISTING
         U.S. AGENT), KEYBANK NATIONAL ASSOCIATION (THE SUCCESSOR U.S. AGENT),
         THE CHASE MANHATTAN BANK OF CANADA (THE EXISTING CANADIAN AGENT) AND
         THE BANK OF NOVA SCOTIA (THE SUCCESSOR CANADIAN AGENT), IS INCORPORATED
         HEREIN BY REFERENCE TO EXHIBIT 10(cxxiii) TO THE COMPANY'S ANNUAL
         REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998,
         COMMISSION FILE NUMBER 1-9172.

5.1* Opinion of Charles A. Bittenbender, Esq. as to the validity of the securities being offered.

8.1      OPINION OF JONES, DAY, REAVIS & POGUE AS TO TAX MATTERS.

23.1*    Consent of Charles A. Bittenbender, Esq. (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

23.3     CONSENT OF JONES, DAY, REAVIS & POGUE (INCLUDED IN EXHIBIT 8.1).

24.1*    Powers of Attorney.

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*    PREVIOUSLY FILED.